SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 03, 2005

Collegiate Funding Services, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	000-50846 (Commission File Number)	04-3649118 (I.R.S. Employer Identification Number)

10304 Spotsylvania Avenue
Suite 100
Fredericksburg, Virginia 22408
(Address of principal executive offices)

Registrant’s telephone number, including area of service (540) 374-1600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 03, 2005, based on a recommendation from the Compensation Committee of Collegiate Funding Services, Inc. (the “Company”), the Board of Directors of the Company approved the grant of common stock options and restricted shares under the Company’s 2002 Stock Incentive Plan, as amended (the “Plan”) to the Chief Executive Officer and President and to the Named Executive Officers as set forth in the table below. The forms of stock option award agreement and restricted stock award agreement used in such grants are filed as Exhibits to this Report on Form 8-K. The exercise price of the stock options was $16.18 per share, the closing price of the Company’s Common Stock as reported on the NASDAQ National Market.

	Number of
	Restricted	Number of	Vesting Schedule for Options and
Name	Shares	Options	Restricted Shares
J. Barry Morrow	24,284	126,466	25% of the options/shares vest on each anniversary of the grant date
John R. Elam	9,900	51,450	25% of the options/shares vest on each anniversary of the grant date
Kevin A. Landgraver	13,200	68,600	25% of the options/shares vest on each anniversary of the grant date
W. Clark McGhee	6,600	34,300	25% of the options/shares vest on each anniversary of the grant date
John A. Reeves	21,500	113,750	25% of the options/shares vest on each anniversary of the grant date

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Exhibit Description
10.26	Form of Stock Option Award Agreement for Chief Executive Officer and Executive Vice-Presidents

10.27	Form of Restricted Stock Award Agreement for Chief Executive Officer and Executive Vice-Presidents

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLLEGIATE FUNDING SERVICES, INC.
(Registrant)

Date: June 03, 2005	By:	/s/ Kevin A. Landgraver
	Name:	Kevin A. Landgraver
	Title:	Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description
10.26	Form of Stock Option Award Agreement for Chief Executive Officer and Executive Vice-Presidents

10.27	Form of Restricted Stock Award Agreement for Chief Executive Officer and Executive Vice-Presidents